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                                                                  EXHIBIT 5.01.a

                     [SIDLEY & AUSTIN LETTERHEAD]

                                  May 22, 2000

Campbell Asset Allocation Trust
c/o Campbell & Company, Inc.
Managing Owner
210 West Pennsylvania Avenue, Suite 770
Towson, Maryland  21204

            Re:   Campbell Asset Allocation Trust
                  Units of Beneficial Interest

Ladies and Gentlemen:

            We refer to the Registration Statement on Form S-1 (the "Registration Statement"), filed on the date hereof by Campbell Asset Allocation Trust, a Delaware business trust (the "Trust"), under the Securities Act of 1933 (the "1933 Act"), with the Securities and Exchange Commission, relating to the registration under the 1933 Act of $50,000,000 of Units of Beneficial Interest (the "Units").

            In giving the opinion herein, we have relied exclusively on the opinion dated May 22, 2000 of Messrs. Richards, Layton & Finger, Wilmington, Delaware (the "RL&F Opinion"), a copy of which is attached hereto. Based solely upon the RL&F Opinion, we are of the opinion that:

            1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

            2. The Units being offered for sale as described in the Registration Statement, when sold in the manner and under the conditions set forth therein, will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, subject to the obligation of a Unitholder to make payments provided for in Section 17(c) of the Amended and Restated Declaration of Trust and Trust Agreement and to repay any funds wrongfully distributed to it from the Trust.


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SIDLEY & AUSTIN                                                       NEW YORK

Campbell Asset Allocation Trust
May 22, 2000
Page 2


            We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states (including the state of Delaware) to the sale of the Units.

            We are not authorized, and do not purport, to practice law in the State of Delaware.

            This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. This opinion shall not be used by any other person for any purpose without our written consent.

                                       Very truly yours,

                                       SIDLEY & AUSTIN